Exhibit 21.1

List of Subsidiaries of New Media Investment Group Inc.

As of September 4, 2014

Name of Entity	State of Organization

Chapel Hill Publishing Co, Inc. (Suspended Inactive)	North Carolina

Copley Ohio Newspapers, Inc.	Illinois

ENHE Acquisition, LLC	Delaware

Enterprise NewsMedia Holding, LLC	Delaware

Enterprise NewsMedia, LLC	Delaware

Enterprise Publishing Company, LLC	Delaware

GateHouse Media, LLC	Delaware

GateHouse Media Arkansas Holdings, Inc.	Delaware

GateHouse Media California Holdings, Inc.	Delaware

GateHouse Media Colorado Holdings, Inc.	Delaware

GateHouse Media Connecticut Holdings, Inc.	Delaware

GateHouse Media Corning Holdings, Inc.	Nevada

GateHouse Media Delaware Holdings, Inc.	Delaware

GateHouse Media Directories Holdings, Inc.	Delaware

GateHouse Media Florida Holdings, Inc.	Delaware

GateHouse Media Freeport Holdings, Inc.	Delaware

GateHouse Media Holdco, LLC	Delaware

GateHouse Media Illinois Holdings II, Inc.	Delaware

GateHouse Media Illinois Holdings, Inc.	Delaware

GateHouse Media Intermediate Holdco, LLC	Delaware

GateHouse Media Iowa Holdings, Inc.	Delaware

GateHouse Media Kansas Holdings II, Inc.	Delaware

GateHouse Media Kansas Holdings, Inc.	Delaware

GateHouse Media Lansing Printing, Inc.	Delaware

GateHouse Media Louisiana Holdings, Inc.	Delaware

GateHouse Media Management Services, Inc.	Delaware

GateHouse Media Massachusetts I, Inc.	Delaware

GateHouse Media Massachusetts II, Inc.	Delaware

GateHouse Media Michigan Holdings II, Inc.	Delaware

GateHouse Media Michigan Holdings, Inc.	Delaware

GateHouse Media Minnesota Holdings, Inc.	Delaware

GateHouse Media Missouri Holdings II, Inc.	Delaware

GateHouse Media Missouri Holdings, Inc.	Delaware

GateHouse Media Nebraska Holdings, Inc.	Delaware

GateHouse Media New York Holdings, Inc.	Delaware

GateHouse Media North Dakota Holdings, Inc.	Delaware

Name of Entity	State of Organization

GateHouse Media Ohio Holdings, Inc.	Delaware

GateHouse Media Oklahoma Holdings, Inc.	Delaware

GateHouse Media Operating, LLC	Delaware

GateHouse Media Pennsylvania Holdings, Inc.	Delaware

GateHouse Media Suburban Newspapers, Inc.	Delaware

GateHouse Media Tennessee Holdings, Inc.	Delaware

GateHouse Media Texas Holdings II, Inc.	Delaware

GateHouse Media Texas Holdings, Inc.	Delaware

GateHouse Media Ventures, Inc.	Delaware

GateHouse Media Virginia Holdings, Inc.	Delaware

George W. Prescott Publishing Company, LLC	Delaware

Liberty SMC, L.L.C.	Delaware

LMG Massachusetts, Inc.	Massachusetts

LMG National Publishing, Inc.	Delaware

LMG Pennsylvania, L.P.	Delaware

LMG Pennsylvania Holdings, Inc.	Delaware

LMG Pennsylvania Management, Inc.	Delaware

LMG Rhode Island Holdings, Inc.	Delaware

LMG Stockton, Inc.	Delaware

Local Media Group, Inc.	Delaware

Local Media Group Holdings, LLC	Delaware

Low Realty, LLC	Delaware

LRT Four Hundred, LLC	Delaware

Mineral Daily News Tribune, Inc.	West Virginia

New Media Holdings I, LLC	Delaware

New Media Holdings II, LLC	Delaware

News Leader, Inc.	Louisiana

Seacoast Newspapers, Inc.	New Hampshire

SureWest Directories	California

Terry Newspapers, Inc.	Iowa

The Daily Independent, Inc. (Inactive)	Delaware

The Inquirer and Mirror, Inc.	Massachusetts

The Mail Tribune, Inc.	Delaware

The Nickel of Medford, Inc.	Oregon

The Peoria Journal Star, Inc.	Illinois

The Santa Cruz County Sentinel, Inc. (Inactive)	Delaware

The Traverse City Record-Eagle, Inc. (Inactive)	Delaware